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                                                                   Exhibit 10.93

                        Credit Line
                      A /DEED OF TRUST, ASSIGNMENT OF RENTS
                      -------------------------------------
                             AND SECURITY AGREEMENT
                             ----------------------

                  Credit Line
         THIS /DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (herein "Deed of Trust") is made this _____ day of June, 1999, between GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware Limited Partnership, whose address is 20 South Third Street, Columbus, Ohio 43215 (herein "Trustor/Grantor"), John T. Poffenbarger, whose address is 515 Bank One Center, Charleston, Kanawha County, West Virginia (herein "Trustee"), and KEYBANK NATIONAL ASSOCIATION, a national banking association, having an office at 127 Public Square, Cleveland, Ohio 44114 Attention: Renee Rush Csuhran ("Beneficiary").

         TRUSTOR, in consideration of the sum of Twenty-Four Million Three Hundred Seventy-Five Thousand Dollars ($24,375,000.00) and the trust herein created, irrevocably grants, bargains, sells, pledges, assigns, warrants, transfers and conveys to Trustee and Trustee's successors and assigns, in trust, with power of sale, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower: (a) the real estate described in Exhibit "A" attached hereto and incorporated herein by this reference, (the "Property"); (b) all improvements now or hereafter attached to or placed, erected, constructed or developed on the Property (collectively the "Improvements"); (c) all fixtures, furnishings, equipment, inventory, and other articles of personal property (collectively the "Personal Property") that are now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed or that may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Improvements or the Property;
(d) all water and water rights, timber, crops, and mineral interests pertaining to the Property; (e) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Improvements or the Property; (f) all plans and specifications for the Improvements; (g) all contracts relating to the Property, the Improvements or the Personal Property;
(h) all deposits (including, without limitation, tenants' security deposits), bank accounts, funds, documents, contract rights, accounts, commitments, construction agreements, architectural agreements, general intangibles (including, without limitation, trademarks, trade names and symbols), instruments, notes and chattel paper arising from or by virtue of any transactions related to the Property, the Improvements or the Personal Property;
(i) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Property, the Improvements or the Personal Property; (j) all proceeds arising from or by virtue of the sale, lease or other disposition of the Property, the Improvements, the Personal Property or any portion thereof or interest therein; (k) all proceeds (including, without limitation, premium refunds) of each policy of insurance relating to the Property, the Improvements or the Personal Property; (l) all proceeds from the taking of any of the Property, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof (including, without limitation, change of grade of streets, curb cuts or other rights of access), for any public or quasi-public use under any law; (m) all right, title and interest of Trustor in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Property; (n) all of the leases, licenses, occupancy agreements, rents (including without limitation, room rents), royalties, bonuses, issues, profits, revenues or other benefits of the Property, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder; (o) all rights, hereditaments and appurtenances pertaining to the foregoing; and (p) other interests of every kind and character that Trustor now has or at any time hereafter acquires in and to the Property, Improvements, and Personal Property described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Trustor with respect thereto (all of the same, including the Property, collectively the "Trust Property").



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         TO HAVE AND TO HOLD the Trust Property, together with the rights, privileges and appurtenances thereto belonging, unto Beneficiary and its successors and assigns forever, and Trustor hereby binds itself and its successors and assigns to warrant and forever defend the Trust Property unto Beneficiary and its successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof, except rights of tenants in possession under written leases, current real estate taxes and assessments, and those matters set forth on EXHIBIT B ("Permitted Exceptions").

         FOR THE PURPOSE OF SECURING: the full and prompt payment, whether at stated maturity, accelerated maturity or otherwise, of any and all indebtedness, whether fixed or contingent, and whether advanced before, in connection with or after the recording of this Deed of Trust (collectively the "Indebtedness") and the complete, faithful and punctual performance of any and all other obligations (collectively the "Obligations") of Trustor under the terms and conditions of
(a) that certain Loan Agreement among Trustor, Glimcher Properties Corporation and Beneficiary, of even date herewith; (b) the Note made by Trustor pursuant to the Loan Agreement, not to exceed in the aggregate the principal amount of Twenty-Four Million Three Hundred Seventy-Five Thousand Dollars ($24,375,000), payable not later than June 17, 2000, and any and all renewals, amendments, modifications, reductions and extensions thereof and substitutions therefor (the "Note"); (c) the Deed of Trust; and (d) any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Trustor evidencing or securing all or any part of the foregoing (the same together with the Loan Agreement, the Notes and the Deed of Trust, collectively the "Loan Documents").

         Trustor, for itself and its successors and assigns, hereby covenants with Beneficiary, its successors and assigns, that:

         1. TITLE. Trustor covenants that it is lawfully seized of the Trust Property and has the right to mortgage, grant, convey and assign the Trust Property and that the same is unencumbered except for the Permitted Exceptions and that except as aforesaid it will warrant and defend generally the title to the Trust Property. If the interest of Beneficiary or Trustee in the Trust Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Trustor hereby authorizes Beneficiary, at Trustor's expense, to take all necessary and proper steps for the defense of such interest, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against such interest. Any sums so expended by Beneficiary shall be charged against Trustor and collectible in accordance with the terms of Section 10 hereof.

         2. FURTHER ASSURANCES. Trustor, upon the request of Beneficiary, shall execute, acknowledge, deliver, file and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of the Loan Documents and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, improvements or appurtenances to the Trust Property.

         3. SUBROGATION FOR FURTHER SECURITY. Beneficiary shall be subrogated for its further security to the lien, although released of record, of any and all encumbrances paid with any advance of Indebtedness; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Beneficiary and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Beneficiary is subrogated.

         4. STATUS QUO. Except as expressly permitted herein or except with the written consent of Beneficiary, which consent may be withheld in Beneficiary's sole discretion, Trustor shall not (a) sell, assign, mortgage, pledge, lease (except for leases of storerooms in the ordinary course of business) or otherwise convey or further encumber the Trust Property, or any portion thereof, or legal, equitable or beneficial interest therein; (b) sell, assign, pledge or otherwise transfer any beneficial interests in Trustor which individually or in the aggregate would have the effect of transferring the power to direct the operations of Trustor or the Trust Property; (c) contract for any

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of the same; (d) permit the Trust Property, or any portion thereof, or legal, equitable or beneficial interest therein, to be subject to any superior or inferior lien or encumbrance except as provided in the Permitted Encumbrances;
(e) subdivide, resubdivided or submit to the condominium form of ownership all or any portion of the Trust Property, or any portion thereof; or (f) initiate or acquiesce in any change in the zoning classification of the Property or any portion thereof.

         5. TAXES AND OTHER IMPOSITIONS. Trustor shall promptly pay before delinquency all taxes, assessments, charges, fines or impositions, general, local or special (collectively the "Impositions"), levied upon the Trust Property, or any part thereof, or upon Beneficiary's interest therein, or upon the Deed of Trust or the Indebtedness, by any duly or legally constituted public authority, municipality, township, county or state or the United States, and upon request, will provide evidence of the payment thereof to Beneficiary; provided that Trustor, at Trustor's own cost and expense may, if it shall in good faith so desire, contest the validity or amount of any Impositions, in which event Trustor may defer the payment thereof for such period as such contest shall be actively prosecuted and shall be pending undetermined; further provided, however, that Trustor shall not allow any such Impositions so contested to remain unpaid for such length of time as shall permit all or any portion of the Trust Property, or the lien thereon created by such item, to be sold by federal, state, county or municipal authority for the nonpayment thereof. Pending any such contest, Trustor shall maintain adequate book reserves with respect to such Impositions being contested.

         In the event that one or more of the Impositions on Beneficiary's interest in the Trust Property, the Deed of Trust or the Indebtedness cannot be lawfully paid by Trustor, then the Trust Property shall be withdrawn from the Collateral Pool (as such team is defined in the Loan Agreement). In the event the withdrawal of the Trust Property from the Collateral Pool causes Trustor not to be in compliance with the required loan to value ratio under the Loan Agreement, Trustor may either furnish substitute property, as provided in the Loan Agreement, or pay down the Indebtedness in an amount which will bring the loan to value ratio into compliance.

         6. INSURANCE AND INDEMNIFICATION. Trustor shall provide, maintain and keep in force at all times the following policies of insurance:

                  (a) Insurance against loss or damage to the Improvements and the Personal Property caused by fire and any of the risks covered by insurance of the type now known as "coverage against all risks of physical loss", in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements and the Personal Property and sufficient to prevent Trustor and Beneficiary from becoming co-insurers, and otherwise with terms and conditions acceptable to Beneficiary;

                  (b) Comprehensive broad form general liability insurance, insuring against any and all claims for personal injury, death or property damage occurring on, in or about the Property, the Improvements and the adjoining streets, sidewalks and passageways, subject to a combined single limit of not less than Two Million Dollars ($2,000,000.00) for personal injury, death or property damage arising out of any one accident and a general aggregate limit of not less than Five Million Dollars ($5,000,000.00), and otherwise with terms and conditions acceptable to Beneficiary;

                  (c) Worker's compensation insurance (including employer's liability insurance, if available and requested by Beneficiary) for all employees of Trustor engaged on or with respect to the Property and the Improvements in the limits established by law or, if limits are not so established, in such amounts as are acceptable to Beneficiary;

                  (d) During the course of any development or construction of the Improvements, builder's completed value risk insurance against "all risks of physical loss", including collapse and transit coverage, in the amounts set forth in Subsection 8(a) above, and otherwise with terms and conditions acceptable to Beneficiary;

                  (e) Upon obtaining a certificate of occupancy for the Improvements or any portion thereof, business interruption insurance and/or loss of "rental value" insurance in an amount

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not less than the appraised rentals for the Trust Property for a minimum of twelve (12) months, and otherwise with terms and conditions acceptable to Beneficiary;

                  (f) If the Improvements are located in a federally-designated flood hazard area, then flood hazard coverage, in the maximum amount available and otherwise with terms and conditions acceptable to Beneficiary; and

                  (g) Such other insurance coverage, and in such amount, as may from time to time be required by Beneficiary against the same or other hazards.

         All such policies shall be in a form acceptable to Beneficiary. Each policy of casualty insurance shall contain a mortgagee clause, substantially in the form of the standard New York mortgagee clause or otherwise acceptable to Beneficiary, showing Beneficiary as loss payee. Each policy of liability insurance shall show Beneficiary as an additional insured. Unless the policy so provides, each policy of insurance required by the terms of the Deed of Trust shall contain an endorsement by the insurer, for the benefit of Beneficiary, (i) that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Trustor which might otherwise result in forfeiture of said insurance, (ii) that any rights of set-off, counterclaim or deductions against Trustor are waived and (iii) that such policy shall not be canceled or changed except upon not less than thirty (30) days prior written notice delivered to Beneficiary.

         All such insurance policies and renewals thereof shall be written by companies with a BEST'S INSURANCE REPORTS policy holders rating of A and a financial size category of Class X or be expressly approved by Beneficiary in writing.

         Beneficiary shall have the right to hold the policies, or certificates thereof acceptable to Beneficiary with certified copies of the policies, and Trustor shall promptly furnish to Beneficiary all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of any such policy, Trustor shall deliver to Beneficiary a renewal policy, or certificate thereof, in form acceptable to Beneficiary.

         If Beneficiary is made a party defendant to any litigation concerning the Loan Documents or the Trust Property or any part thereof or interest therein or the occupancy thereof by Trustor, then Trustor shall indemnify, defend and hold Beneficiary harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Beneficiary in any such litigation, whether or not any such litigation is prosecuted to judgment. Trustor waives any and all right to claim or recover against Beneficiary, its officers, employees, agents and representatives, for loss of or damage to Trustor, the Trust Property, other property of Trustor or the property of others under control of Trustor from any cause insured against or required to be insured against by the provisions of the Deed of Trust.

         Trustor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section unless Beneficiary has approved the insurance company and the form and content of the insurance policy, including, without limitation, the naming thereon of Beneficiary as a named insured with loss payable to Beneficiary under a standard mortgage clause of the character above described. Trustor shall immediately notify Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to Beneficiary copies of the policies and certificates evidencing such insurance.

         Nothing contained in this Section 6 shall prevent Trustor from keeping the Improvements and Personal Property insured or causing the same to be insured against the risks referred to in this Section 6 under a policy or policies of blanket insurance which may cover other property not subject to the lien of the Deed of Trust; provided, however, that any such policy of blanket insurance (i) shall specify therein the amount of the total insurance allocated to the Improvements and Personal Property, which amount shall be not less than the amount otherwise required to be carried under the Deed of Trust; (ii) shall not contain any clause which would result in the insured thereunder


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becoming a co-insurer of any loss with the insurer under such policy; and (iii)
shall in all other respects comply with the provisions of the Deed of Trust.

         In the event the damage or destruction to the Improvements is in an amount of $500,000.00 or less, and provided there is no Event of Default, as hereinafter defined, the insurance proceeds shall be paid to Trustor, and used by Trustor to (i) repair or restore the Improvements to the same condition in which they were prior to the Casualty, or (ii) for its own purposes, after first making such repairs to the remaining Improvements so that the same may continue as a first class shopping center, both architecturally and aesthetically. In the event Trustor should elect option (ii) above, if a material decrease in the fair market value of the Trust Property is indicated, Beneficiary shall be entitled, at its option, to cause the Trust Property to be reappraised at Trustor's expense to satisfy itself of continued compliance by Trustor with the loan to value ratio required by the Loan Agreement. In the event the results of such reappraisal causes Trustor not to be in compliance with the required loan to value ratio, Trustor may either furnish substitute property, as provided for in
Section 7 of the Loan Agreement, or pay down the Indebtedness in an amount which will bring the loan to value ratio into compliance.

         In the event the damage or destruction to the Improvements is in an amount in excess of $500,000.00, and provided there is no Event of Default, as hereinafter defined, the insurance proceeds are to be applied toward the restoration of the Improvements. Such sums shall be deposited in escrow with Beneficiary as escrow agent for the purpose of repairing, restoring or reconstructing the Improvements. Such proceeds shall be disbursed by Beneficiary as work progresses, provided that prior to any disbursement, Beneficiary is in receipt of proof reasonably satisfactory to it that: (i) the work has been completed, (ii) there are no outstanding mechanics liens or materialmen's liens, and (iii) that all charges, costs and expenses incurred with respect to work completed have been paid in full or will be paid in full with such proceeds. Prior to the release of any proceeds, Beneficiary must be satisfied that repair, restoration or reconstruction of the damaged or destroyed Improvements will be substantially equal in size, quality and value to the Improvements then presently erected on the Trust Property as existed immediately prior to the loss and the plans and specifications therefor must be approved by Beneficiary. In the event Beneficiary believes it is necessary in order to establish value, Beneficiary may, at its option, cause the Trust Property to be reappraised at Trustor's expense. All insurance proceeds shall be payable to Beneficiary. The adjustment of such insurance proceeds with the carrier must be approved by Beneficiary.

         Anything in this Section 6 to the contrary notwithstanding, if there shall be an Event of Default, as hereinafter defined, the insurance proceeds shall, at the sole option of Beneficiary, be applied by Beneficiary to the Indebtedness in such order as Beneficiary may determine.

         7. ESCROW. Trustor, in order to more fully protect the security of the Deed of Trust, does hereby covenant and agree that, if Trustor shall fail to timely pay taxes, assessments or insurance premiums as provided above, or in the event of any other default and Beneficiary does not then elect to exercise its other remedies, then Trustor shall, upon request of Beneficiary, pay to Beneficiary on the first day of each month, until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12) of the known or estimated yearly taxes, assessments, premiums for such insurance as may be required by the terms hereof. Beneficiary shall hold such monthly payments which may be mingled with its general funds, without obligation to pay interest thereon, unless otherwise required by applicable law, to pay such taxes, assessments, and insurance premiums when due. Trustor agrees that sufficient funds shall be so accumulated for the payment of said charges one (1) month prior to the due date thereof and that Trustor shall furnish Beneficiary with proper statements covering the same fifteen (15) days prior to the due dates thereof. In the event the Trust Property is sold pursuant to the power of sale contained herein, or if Beneficiary should take a deed in lieu thereof, the amount so accumulated shall be credited on account of the unpaid principal or interest. If the total of the monthly payments as made under this Section 7 shall exceed the payments actually made by Beneficiary, such excess shall be credited on subsequent monthly payments of the same nature, but if the total of such monthly payments so made under this Section 7 shall be insufficient to pay such taxes, assessments, and insurance premiums then due, then said Trustor shall pay upon demand the amount necessary to make up the deficiency, which payments shall be secured by the

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Deed of Trust. To the extent that all the provisions of this Section 7 for such payments of taxes, assessments, and insurance premiums to Beneficiary, are complied with, Trustor shall be relieved of compliance with the covenants contained in Sections 5 and 6 herein as to the amounts paid only, but nothing contained in this Section 7 shall be construed as in any way limiting the rights of Beneficiary at its option to pay any and all of said items when due.

         8. WASTE; REPAIR. Trustor shall neither commit nor permit any waste on the Trust Property and shall keep all Improvements now or hereafter erected on the Property in good condition and repair.

         9. ALTERATIONS; CONSTRUCTION. Trustor shall have the right to remove, demolish or alter any of the Improvements, now existing or hereafter constructed on the Property, or any of the Personal Property in or on the Property or Improvements, to the extent that the value of same is not diminished. If Beneficiary believes that there has been a material decrease in value following any such removal, demolition, or alteration, it may, at its option, cause the Trust Property to be reappraised at Trustor's expense.

         10. ADVANCES SECURED BY DEED OF TRUST. Upon failure of Trustor to comply with any of these covenants and agreements as to the payment of taxes, assessments, insurance premiums, repairs, protection of the Trust Property or Beneficiary's lien thereon, and other charges and the costs of procurement of title evidence and insurance as aforesaid, Beneficiary may, at its option, pay the same, and any sums so paid by Beneficiary, together with the reasonable fees of counsel employed by Beneficiary in consultation and in connection therewith, shall be charged against Trustor, shall be immediately due and payable by Trustor shall bear interest at the Default Rate of Interest (as defined in the Note) and shall be a lien upon the Trust Property and be secured by the Deed of Trust and may be collected in the same manner as the principal debt hereby secured.

         11. USE. Unless Beneficiary otherwise agrees in writing, Trustor shall not allow changes in the nature of the occupancy for which the Property and Improvements were intended at the time the Deed of Trust was executed. Trustor shall comply with the laws, ordinances, rules, regulations and requirements of any governmental body applicable to the Trust Property, both during the construction of any Improvements on the Property and subsequent to the completion thereof, and Trustor shall not permit the use thereof for any illegal purpose.

         12. INSPECTION. Any person authorized by Beneficiary shall have the right to enter upon and inspect the Trust Property after reasonable notice to Trustor and during normal business hours. Beneficiary shall have no duty, however, to make such inspections. Any inspection of the Trust Property by Beneficiary shall be entirely for its benefit, and Trustor shall in no way rely or claim reliance thereon.

         13. MINERALS. Without the prior written consent of Beneficiary, except as provided in the Permitted Exceptions, there shall be no drilling or exploring for, or extraction, removal, or production of, minerals from the surface or subsurface of the Trust Property. The term "minerals" as used herein shall include, without limitation, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

         14. CONDEMNATION. If all the Trust Property and Improvements are taken or acquired in any condemnation proceeding or by exercise of the right of eminent domain or, with Beneficiary's consent, by any conveyance in lieu thereof, the amount of any award or other payment for such taking, or conveyance or damages made in consideration thereof, to the extent of the full amount of the then remaining unpaid Indebtedness, is hereby assigned to Beneficiary, and Beneficiary is empowered to collect and receive the same and to give proper receipts therefor in the name of Borrower, and the same shall be paid forthwith to Beneficiary. Such award or payment so received by Beneficiary shall be applied to the Indebtedness (whether or not then due and payable).

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         In the event a portion of the Improvements or Property are acquired in any condemnation proceeding or by the exercise of the right of eminent domain, to the extent that the damage to the Property or improvements is in the amount of $500,000.00 or less, and provided there is no Event of Default, as hereinafter defined, the proceeds of any such condemnation or eminent domain award shall be paid to Trustor, who shall use such proceeds as provided for in paragraph 6 hereof with respect to the disbursement of insurance proceeds where the damage or destruction is in an amount of $500,000.00 or less. The provisions of paragraph 6 with respect to reappraisal and substitute property where there is damage or destruction in an amount of $500,000.00 or less shall apply as if fully rewritten.

         In the event the damage to the Improvements or Property by virtue of such condemnation proceeding or eminent domain proceeding is in an amount in excess of $500,000.00, and provided there is no Event of Default, as hereinafter defined, the proceeds of such eminent domain or condemnation award shall be deposited in escrow with Beneficiary as escrow agent for the purpose of repairing, restoring, or reconstructing the Improvements and/or Property, and shall be disbursed by Beneficiary in accordance with the provisions of paragraph 6 hereof with respect to the disbursement of insurance proceeds, where the damage or destruction is in an amount of $500,000.00 or greater. The conditions to disbursement, including the requirement that Beneficiary be satisfied that the repaired or restored Improvements would be equal in size, quality and value to those which existed previously, and the right to cause the Trust Property to be reappraised, as provided for where there is damage or destruction of $500,000.00 or greater, shall be applicable as if fully rewritten.

         Anything in this Section 14 to the contrary notwithstanding, if there shall be an Event of Default, as hereinafter defined, the proceeds of such eminent domain or condemnation award shall, at the sole option of Beneficiary, be applied by Beneficiary to the Indebtedness in such order as Beneficiary may determine.

         15.      ASSIGNMENT OF RENTS AND LEASES.

                  (a) Trustor hereby absolutely and unconditionally assigns, transfers and sets over unto Beneficiary and Beneficiary's successors and assigns all present and future leases covering all or any part of the Trust Property (the "Leases"), together with any extensions or renewals thereof and any guaranties of any tenants' obligations thereunder, and all of the rents, royalties, bonuses, income, receipts, revenues, issues and profits now due or which may hereafter become due under the Leases or any extensions or renewals thereof, as well as all moneys due and to become due to Trustor under the Leases for services, materials or installations supplied whether or not the same were supplied under the terms of the Leases, all liquidated damages following default under the Leases and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Trust Property (such rents, income, receipts, revenues, issues, profits and other moneys assigned hereby are hereinafter collectively called "Rents"), together with any and all rights and remedies which Trustor may have against any tenant under any of the Leases or others in possession of the Trust Property or any part thereof for the collection or recovery of Rents so assigned. Prior to an Event of Default, as hereinafter defined, Trustor shall have a license to collect and receive all Rents as trustee for the benefit of Beneficiary and Trustor.

                  (b) Trustor hereby represents, warrants and agrees that:

                           (i) Trustor has good title to the Leases and Rents
hereby assigned and has the right, power and capacity to make this assignment. No person or entity other than Trustor has or will have any right, title or interest in or to the Leases or Rents.

                           (ii) Trustor shall, at Trustor's sole cost and
expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases and give prompt notice to Beneficiary of any failure to do so. Trustor shall use all reasonable efforts to enforce or secure the performance of each and every obligation and undertaking of the tenants under the Leases and shall appear in and prosecute or defend any action or proceeding arising under, or in any manner connected with, the Leases or the obligations and undertakings of the tenants thereunder.

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                           (iii) Trustor shall generally operate and maintain
the Trust Property in a manner to insure maximum Rents.

                           (iv) Trustor shall not pledge, transfer, mortgage or
otherwise encumber or assign the Leases or the Rents.

                           (v) Trustor shall not collect Rents more than sixty
(60) days prior to accrual.

                  (c) Beneficiary shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Trustor under any of the Leases; and Trustor hereby agrees to indemnify Beneficiary for, and to save Beneficiary harmless from, any and all liability, damage or expense arising from any of the Leases or from this assignment, including, without limitation, claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Beneficiary. All amounts indemnified against hereunder, including reasonable attorneys' fees if paid by Beneficiary, shall bear interest at the Default Rate of Interest, as defined in the Note, and shall be payable by Trustor immediately without demand and shall be secured hereby. This assignment shall not place responsibility for the control, care, management, or repair of the Trust Property upon Beneficiary or make Beneficiary responsible or liable for any negligence in the management, operation, upkeep, repair or control of same resulting in loss or damage or injury or death to any party.

                  (d) Upon the occurrence of an Event of Default as hereinafter defined:

                           (i) All Rents assigned hereunder shall be paid
directly to Beneficiary, and, Beneficiary may notify the tenants under the Leases (or any other parties in possession of the Trust Property) to pay all of the Rents directly to Beneficiary at the address specified in Section 29 hereof, for which this assignment shall be sufficient warrant;

                           (ii) Beneficiary shall have the right to forthwith
enter and take possession of the Trust Property and to manage, operate, lease and develop the same; to collect as hereunder provided all or any Rents payable under the Leases; to make repairs as Beneficiary deems appropriate; and to perform such other acts in connection with the management, operation, development, leasing and construction of the Trust Property as Beneficiary, in its sole discretion, may deem proper; and

                           (iii) Beneficiary shall have the right to forthwith
enter into and upon the Trust
Property and take possession thereof, and to appoint an agent, or in the event of the institution of foreclosure proceedings to have a receiver appointed for the collection of the Rents.

         In the event that Beneficiary shall pursue its remedies under Subsections 15(d)(ii) or (iii) above, the net income, after allowing a reasonable fee for the collection thereof and the management of the Trust Property, may be applied toward the payment of taxes, assessments, insurance premiums, repairs, protection of the Trust Property or Beneficiary's lien thereon, and other charges against the Trust Property and the costs of procurement of such insurance and of evidence of title to the Trust Property, or any of them, or in the reduction of the Indebtedness and the payment of interest, as Beneficiary may elect. If the Rents are not sufficient to meet the costs, if any, of taking control of and managing the Trust Property and collecting the Rents, any funds expended by Beneficiary for such purposes shall become indebtedness of Trustor to Beneficiary secured by the Deed of Trust. Unless Beneficiary and Trustor agree in writing to other terms of payment, such amounts shall be payable upon demand from Beneficiary to Trustor and shall bear interest from the date of disbursement at the Default Rate of Interest stated in the Note.

         The exercise or failure to exercise any of the above remedies shall not in any way preclude or abridge the right of Beneficiary to exercise the power of sale contained herein or to take any other legal or equitable action thereon. Beneficiary shall have such rights or privileges as aforesaid regardless of the value of the Trust Property given as security hereunder, and regardless of the solvency or insolvency of any party bound for the payment of the Indebtedness or the other sums hereby secured.

                  (e) Trustor hereby authorizes and directs the tenants under the Leases to pay Rents to Beneficiary upon written demand by Beneficiary, without further consent of Trustor, and the tenants may rely upon any written statement delivered by Beneficiary to the tenants. Any such payment to Beneficiary shall constitute payment to Trustor under the Leases.

                  (f) There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property and Improvements without the prior written consent of Beneficiary.

         16. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. The Deed of Trust is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the State of West Virginia (the "UCC") for any of the Property comprising personal property and fixtures which may be subject to a security interest pursuant to the UCC, and Trustor hereby grants to Beneficiary a security interest in said personal property and fixtures, whether said property is now existing or hereafter acquired, together with replacements, replacement parts, additions, repairs and accessories incorporated therein or affixed thereto and, if sold or otherwise disposed of, the proceeds (including insurance proceeds) thereof. Trustor agrees to execute and deliver to Beneficiary UCC financing statements covering said personal property and fixtures from time to time and in such form as Beneficiary may require to perfect or maintain the priority of Beneficiary's security interest with respect to said personal property and fixtures. Trustor shall not create or suffer to be created any other security interest in said personal property and fixtures, including replacements thereof and additions thereto. Upon the occurrence of any Event of Default as set forth in Section 17 hereof, Beneficiary shall have the remedies of a secured party under the UCC and, at Beneficiary's option, may also invoke the remedies provided in Section 17 hereof with respect to such property.

         17. EVENT OF DEFAULT. The term "Event of Default" shall have the same meaning as set forth in the Loan Agreement, which meaning is incorporated by this reference herein.

         Upon the occurrence of any such Event of Default, at the option of Beneficiary, without notice or demand, the same being hereby expressly waived, the entire amount shall become immediately due and payable, and, in addition to any other right or remedy which Beneficiary may now or hereafter have at law, in equity, or under the Loan Documents, Beneficiary shall have the right and power: to invoke the power of sale and any other remedies permitted by applicable law or provided for herein. Trustor acknowledges that the power of sale herein granted may be exercised by Beneficiary without prior judicial hearing. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, attorney's fees and costs of documentary evidence, abstracts and title reports, all of which shall be additional sums secured by this Deed of Trust.

         18. NO WAIVER. The failure of Beneficiary to exercise any option to declare the maturity of the principal debt or any other sums hereby secured under any provision of any of the Loan Documents, or to forbear from exercising any right or remedy available to Beneficiary under any provision of any of the other Loan Documents, shall not be deemed a waiver of the right to exercise such option, right or remedy or declare such maturity as to such past, continuing or subsequent violation of any of the covenants and agreements of the Loan Documents. Acceptance by Beneficiary of partial payments shall not constitute a waiver of any Event of Default. From time to time, Beneficiary may, at Beneficiary's option, without giving notice to or obtaining the consent of Trustor or its successors or assigns, any junior lienholder, without liability on Beneficiary's part and notwithstanding Trustor's breach of any covenant or agreement of Trustor in the Deed of Trust, extend the time for payment of the Indebtedness, or any part thereof, reduce the payments thereon, release anyone liable on any of said Indebtedness, accept a renewal note or notes therefor, release from the lien of the Deed of Trust any part of the Trust Property, take or release other or additional security, reconvey any part of the Trust Property, consent to any map or plan of the Trust Property, consent to the granting of any easement, join in any extension or subordination agreement, or agree in writing with Trustor to modify the rate of interest or period of amortization of the Note or to change the amount of the monthly installments payable thereunder. Any actions taken by Beneficiary pursuant to the terms of this Section 18 shall not affect the obligation of Trustor or Trustor's successors or assigns to pay the sums secured by the Deed of Trust and to observe the covenants of contained herein, and shall not affect the lien or priority of lien of the Deed of Trust on the Trust Property. Trustor shall pay Beneficiary a reasonable service charge, together with such title insurance premiums and attorney's fees as may be incurred at Beneficiary's option for any such action if taken at Trustor's request.

         19. PARCELS; WAIVER OF MARSHALLING. In the event of a sale pursuant to the power of sale contained herein, the Trust Property may be sold in one or more parcels or as an entirety as Beneficiary may elect.

         Notwithstanding the existence of any other security interests in the Trust Property held by Beneficiary or by any other party, Beneficiary shall have the right to determine the order in which any or all of the Trust Property shall be subjected to the remedies provided herein. Beneficiary shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Trustor, any party who becomes liable for Trustor's obligations and covenants under the Deed of Trust, and any party who now or hereafter acquires a security interest in the Trust Property, or any portion thereof, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         20. COSTS OF COLLECTION. Trustor hereby agrees to pay to Beneficiary all costs of enforcing, collecting and securing, and of attempting to enforce, collect and secure, the Note, including, without limitation, reasonable attorneys' fees and court costs, whether such attempt be made by suit, in bankruptcy, or otherwise, and such costs and any other sums due Beneficiary under the Loan Documents may be included in any judgment or decree rendered.

         21. SALE PURSUANT TO POWER OF SALE. Prior to any sale pursuant to the power of sale contained herein, Beneficiary shall provide Trustor with the notice required by the laws of the State of West Virginia by mailing to Trustor at 20 South Third Street, Columbus, Ohio 43215 in the manner provided in paragraph 30 hereof or such other manner as may be required pursuant to the laws of the State of West Virginia, notice of such sale. Trustee may sell the Trust Property at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine at public auction to the highest bidder for cash. Trustee may postpone sale of all or any parcel of the Trust Property by public announcement at the time and place of any previously scheduled sale. Beneficiary or Beneficiary's designee may purchase the Trust Property at any sale.

         Trustee shall deliver to the purchaser a Trustee's deed conveying the Trust Property so sold with special warranty of title. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order:
(a) to all costs and expenses of the sale, including, but not limited to attorney's fees and costs of title evidence; (b) to the discharge of all taxes, levies and assessments on the Trust Property, if any, as provided by applicable law; (c) to all sums secured by this Instrument in such order as Beneficiary, in Beneficiary's sole discretion, directs; and (d) the excess, if any, to the person or persons legally entitled thereto, including, if any, holders of liens inferior to this Instrument in order of priority, provided that Trustee has actual notice of such liens. Trustee shall not be required to take possession of the Trust Property prior to the sale thereof or to deliver possession of the Trust Property to the purchaser at such sale.

         22. RENT ROLL AND FINANCIAL STATEMENTS. Trustor shall maintain full and correct books and records open to Beneficiary's inspection, and shall furnish such financial information and reports as are referenced in the Loan Agreement.

         23. HAZARDOUS SUBSTANCES. (a) Trustor hereby covenants and agrees with Beneficiary that the following terms shall have the following meanings:

                           (i) "Environmental Laws"  mean  all federal, state
and local laws, statutes, ordinances and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives with respect thereto.

                           (ii) "Hazardous Substance" means, without limitation,
any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.), or any other applicable Environmental Law.

                           (iii) "Indemnitee" means Beneficiary, its
participants in the loan evidenced by the Notes and all subsequent holders of the Deed of Trust, their respective successors and assigns, their respective officers, directors, employees, agents, representatives, contractors and subcontractors and any subsequent owner of the Property and Improvements who acquires title thereto from or through Beneficiary.

                           (iv) "Release" has the same meaning as given to that
term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.) and the regulations promulgated thereunder.

         (b) Trustor represents and warrants to Beneficiary that, to its knowledge after due investigation: (i) the Trust Property is being or have not been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance in violation of any Environmental Laws; (ii) the Trust Property does not contain any Hazardous Substances in violation of any Environmental Laws; (iii) there has been no Release of any Hazardous Substance on, at or from the Project or any property adjacent to or within the immediate vicinity of the Trust Property and Trustor has not received any form of notice or inquiry with regard to such a Release or threat of such a Release; (iv) no event has occurred with respect to the Trust Property which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law; (v) there are no agreements or orders or directives of any federal, state or local governmental agency or authority relating to the Trust Property which require any work, repair, construction, containment, clean up, investigations, studies, removal or other remedial action with respect to the Trust Property and (vi) there are no actions, suits, claims or proceedings, pending or threatened, which seek any remedy, that arise out of the condition, ownership, use, operation, sale, transfer or conveyance of the Trust Property and (1) a violation or alleged violation of any applicable Environmental Law, (2) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, or (3) human exposure to any Hazardous Substance.

         (c) Trustor covenants and agrees with Beneficiary as follows:

                  (i) Trustor shall keep, and shall cause all operators, tenants, subtenants, licensees and occupants of the Project to keep, the Project free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced or disposed of in the normal operation of the Trust Property as a shopping center in accordance with all Environmental Laws.

                  (ii) Trustor shall comply with, and shall cause all operators, tenants, subtenants, licensee and occupants of the Trust Property to comply with, all Environmental Laws.

                  (iii) Trustor shall promptly provide Beneficiary with a copy of all notifications which it gives or receives with respect to any past or present Release of any Hazardous Substance or the threat of such a Release on, at or from the Trust Property or any property adjacent to or within the immediate vicinity of the Trust Property.

                  (iv) Trustor shall undertake and complete all investigations, studies, sampling and testing for Hazardous Substances reasonably required by Beneficiary and, in accordance with all Environmental Laws, all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the Project in violation of any Environmental Laws.

                  (v) Beneficiary shall have the right, but not the obligation, to cure any violation by Trustor of the Environmental Laws and Beneficiary's cost and expense to so cure shall be secured by the Deed of Trust.

         (d) Trustor covenants and agrees, at its sole cost and expense, to indemnify, defend and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitee arising out of the condition, ownership, use, operation, sale, transfer or conveyance of the Project and (i) the storage, treatment generation, transportation, processing, handling, production or disposal of any Hazardous Substance, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, (iii) human exposure to any Hazardous Substance, (iv) a violation of any Environmental Law, or (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Trustor herein (collectively, the "Indemnified Matters").

         The liability of Trustor to Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) the repayment of all sums and the satisfaction of all obligations under the Notes, the Deed of Trust or other Loan Documents, (ii) the sale of the Trust Property pursuant to the power of sale contained herein or the acceptance of a deed in lieu thereof,
(iii) any amendment or modification of the Loan Documents by or for the benefit of Trustor or any subsequent owner of the Trust Property, (iv) any extensions of time for payment or performance required by any of the Loan Documents, (v) the release or discharge of the Deed of Trust or of Trustor, or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents whether by Beneficiary, by operation of law or otherwise, (vi) the invalidity or unenforceability of any of the terms or provisions of the Loan Documents, (vii) any exculpatory provision contained in any of the Loan Documents limiting Beneficiary recourse to property encumbered by the Deed of Trust or to any other security or limiting Beneficiary rights to a deficiency judgment against Trustor, (viii) any applicable statute of limitations, (ix) the sale or assignment of the Note or the Deed of Trust,
(x) the sale, transfer or conveyance of all or part of the Trust Property , (xi) the dissolution or liquidation of Trustor, (xii) the release or discharge, in whole or in part, of Trustor in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or
(xiv) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Trustor under the Notes or the Deed of Trust.

         The foregoing indemnity shall be in addition to any and all other obligations and liabilities Trustor may have to Beneficiary at common law.

         24. SUBORDINATE DEEDS OF TRUST. Trustor shall not, without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary's sole discretion, grant or permit to be created any lien, security interest or other encumbrance, other than Permitted Encumbrances, covering any of the Trust Property (each a "Subordinate Deed of Trust"). If Beneficiary consents to a Subordinate Deed of Trust or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, any such Subordinate Deed of Trust shall contain express covenants to the effect that:

                  (a) the lien of the Subordinate Deed of Trust and all instruments incorporated therein by reference is and always shall be unconditionally subordinate to the lien of the Deed of Trust and to all advances made pursuant to, and sums secured by, the Deed of Trust, and the Deed of Trust and all instruments incorporated herein by reference may be renewed, extended, restructured, modified, increased or reinstated at any time without giving notice to or obtaining the consent of the holder of the Subordinate Deed of Trust holder;

                  (b) if any action shall be instituted to sell the Trust Property or otherwise enforce the Subordinate Deed of Trust, no tenant of any of the Leases shall be named as a party defendant and no action shall be taken which would terminate any occupancy or tenancy without the prior written consent of Beneficiary;

                  (c) in the event of any conflict between the covenants and agreements of the Deed of Trust and the Subordinate Deed of Trust, the covenants and agreements of the Deed of Trust shall prevail;

                  (d) Rents, if collected by or for the holder of the Subordinate Deed of Trust, shall be applied first to the payment of the Indebtedness and expenses incurred in the ownership, operation and maintenance of the Trust Property in such order as Beneficiary may determine, prior to being applied to any indebtedness secured by the Subordinate Deed of Trust;

                  (e) a copy of any notice of default under the Subordinate Deed of Trust and written notice and opportunity to cure of not less than thirty (30) days prior to the commencement of any action to sell pursuant to a power of sale contained therein or otherwise enforce the Subordinate Deed of Trust shall be given to Beneficiary; and

                  (f) the holder of the Subordinate Deed of Trust shall acknowledge the existence of the Indebtedness secured hereby and further acknowledge that the lien of the Deed of Trust shall at all times be and remain superior and prior to the lien of the Subordinate Deed of Trust to the extent of the entire Indebtedness secured hereby, notwithstanding any change in the variable rate of interest being charged under the Notes.

         25. DEED OF TRUST. THIS IS A DEED OF TRUST FOR THE PURPOSES OF WEST VIRGINIA CODE SS.38-1-14, AND SECURES THE MAXIMUM AMOUNT NOT TO EXCEED $24,375,000, AND THIS DEED OF TRUST IS ALSO SECURITY FOR THE PAYMENT OF INTEREST ON SUCH PRINCIPAL SUMS AND FOR TAXES, INSURANCE PREMIUMS AND OTHER OBLIGATIONS, INCLUDING INTEREST THEREON, UNDERTAKEN BY BENEFICIARY OR TRUSTEE PURSUANT TO THE PROVISIONS OF THIS DEED OF TRUST. THIS DEED OF TRUST SECURES FUTURE ADVANCES, WHICH BENEFICIARY HAS AGREED TO MAKE TO TRUSTOR IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND PROVISIONS OF THE LOAN DOCUMENTS. SUCH FUTURE ADVANCES ARE INTENDED TO BE OBLIGATORY WITHIN THE MEANING OF WEST VIRGINIA CODE SS.38-1-14.

         26. RELEASE. Upon payment of all sums secured by this Instrument, Beneficiary shall release this Deed of Trust. Trustor shall pay Beneficiary's reasonable costs incurred in releasing this Deed of Trust. If Trustee is requested to release this Instrument upon payment of all sums secured by this Instrument, the Note evidencing indebtedness secured by this Instrument shall be surrendered to Trustee.

         27. SUBSTITUTE TRUSTEE. If Trustee or any successor trustee to Trustee should die, resign or become incapacitated or neglect, refuse or become disqualified to act hereunder, Beneficiary at Beneficiary's option without notice to Trustor may remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Deed of

Trust is recorded. Without conveyance of the Trust Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee herein and by applicable law.

         28. BENEFICIARY'S ADDRESS. The beneficial owner and holder of the Note is KeyBank National Association, whose address is 127 Public Square, 6th Floor, Cleveland, Ohio 44114-1306.

         29. NOTICE. All communications (including bank wire, telex, facsimile transmission or similar writing) to be given hereunder shall be in writing and shall be given as set forth below:

         (1) If to Trustor, at the following address, or at such other address as may have been furnished in writing by the Trustor:

                                    Glimcher Properties Limited Partnership
                                    20 South Third Street
                                    Columbus, Ohio  43215
                                    Attention:  General Counsel
                                    Telephone: (614) 621-2245 Ext. 330
                                    Facsimile: (614) 621-8863

         (2) If to Beneficiary, at the following address, or at such other address as may have been furnished in writing to the
                  Beneficiary:

                                    KeyBank National Association
                                    127 Public Square
                                    Cleveland, Ohio 44114-1306
                                    Attention: Dan Heberle
                                    Telephone: (216) 689-0801
                                    Facsimile: (216) 689-4997

         (3) If to Trustee, at the following address, or at such other address as may have been furnished in writing by the Trustee:

                                    John T. Poffenbarger
                                    515 Bank One Center
                                    Charleston, West Virginia

         Each such notice or communication shall be effective (i) if given by telecopy or facsimile, when such telecopy or facsimile is transmitted to the facsimile number specified in this Section, (ii) if given by mail, seventy-two
(72) hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section.

         30. MISCELLANEOUS. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. The captions used herein are for references only and shall not be deemed a part of the Deed of Trust. If any provision of the Deed of Trust is illegal, or hereafter rendered illegal, or is for any other reason void, voidable or otherwise unenforceable, or hereafter rendered void, voidable or otherwise unenforceable, the remainder of the Deed of Trust shall not be affected thereby, but shall be construed as if it does not contain such provision. Each right and remedy provided in the Deed of Trust is distinct and cumulative to all other rights or remedies under the Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

                  THE PARTIES ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE PARTIES, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS DEED OF TRUST ARISES WOULD MAKE ANY

SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, EACH OF THE PARTIES TO THIS DEED OF TRUST HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS DEED OF TRUST.

         IN WITNESS WHEREOF, Trustor has caused the Deed of Trust to be executed this ____ day of June, 1999.


Signed and acknowledged                  Trustor:
in the presence of:
                                         Glimcher Properties Limited Partnership

 Laurie Fronek                           By: Glimcher Properties Corporation,
-------------------------------              General Partner
Witness
       ------------------------
                  (printed)

 Jane B. Gains                           By: William G. Cornely,
-------------------------------              -----------------------------------
Witness                                      William G. Cornely, Executive
       ------------------------                Vice President/COO/CFO
                  (printed)

STATE OF  OHIO,
COUNTY OF FRANKLIN, SS:

         The foregoing instrument was acknowledged before me this ____ day of _________________, 1999, by William G. Cornely, Executive Vice President/COO/CFO of Glimcher Properties Corporation, a Delaware corporation, for and on behalf of said corporation in its capacity as the general partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, for and on behalf of the limited partnership.



                                   Jane B. Gaines
                                   ---------------------------------------------
                                   Notary Public

                                   Commission
                                   Expiration:   November 1, 20002
                                              ----------------------------------

This instrument prepared by:

David W. Salisbury
Thompson Hine & Flory LLP
3900 Key Center
127 Public Square
Cleveland, Ohio  44114-1216
(216) 566-5500

                                    EXHIBIT A
                                LEGAL DESCRIPTION

A tract of land located in file Corporation of Star City, Monongalia County, West Virginia and being more particularly bounded and described as follows:
Beginning at an iron (Pt. #28) in the Southern Right of Way line of US Rt. 10 & West Virginia Rt. 7 commonly known as Monongahela Boulevard and in the Eastern Right of Way line of the Baltimore & Ohio Railroad, thence with the road Right of Way

South 71(Degree) 13' 30" East 166.32 feet to an iron pin (Pt. #29), thence South 66(Degree) 41' 49" East 217.30 feet to Rail Road Spike (Pt. #24), thence South 58(Degree) 45' 14" East 186.63 feet to an iron pin (Pt. #1), thence
South 50(Degree) 08' 39" East 205.27 feet to an iron pin (Pt. #33), thence South 40(Degree) 06' 30" West 22.63 feet to an iron pin (Pt. #34), thence leaving said Road Right of Way
North 85(Degree) 57' 00" West 184.98 feet to an iron pin (Pt. #35), thence North 17(Degree) 00' 00" West 296.30 feet to an iron pin (Pt. #2) corner to Tract #2 and in the Western Right of Way line to Normandy Street, thence with same
South 17(Degree) 00' 00" West 150.00 feet to an iron pin (Pt. #26) corner to Tract #3 thence,
South 17(Degree) 00' 00" West 150.00 feet to an iron pin (Pt. #5), thence
South 17(Degree) 00' 00" West 30.00 feet to an iron pin (Pt. #6), corner to Tract #4, thence
South 17(Degree) 00' 00" West 100.00 feet to an iron pin (Pt. #9), thence
South 17(Degree) 00' 00" West 530.57 feet to an iron pin (Pt. #10), thence South 46(Degree) 05' 00" East 98.25 feet to an iron pin (Pt. #11), corner to Canton Street and West Virginia Utility property, thence with the West Virginia Utility Property
South 39(Degree) 25' 00" West 311.24 feet to an iron pin (Pt. #12) in the Eastern Right of Way line of the Baltimore and Ohio Railroad, thence with the same
North 16(Degree) 36' 00" West 203.55 feet to an iron pin (Pt. #13), thence North 09(Degree) 49' 00" West 189.06 feet to an iron pin (Pt. #14), thence North 04(Degree) 12' 00" West 477.63 feet to an iron pin (Pt. #15), thence North 13(Degree) 59' 00" East 98.28 feet to an iron pin (Pt. #16), thence
North 09(Degree) 30' 00" East 300.00 feet to an iron pin (Pt. #17), thence North 03(Degree) 08' 30" East 100.73 feet to an iron pin (Pt. #18), thence North 15(Degree) 22' 00" West 54.95 feet to an iron pin (Pt. #19), thence
North 09(Degree) 30' 00" East 50.00 feet to an iron pin (Pt. #20), thence
North 28(Degree) 04' 30" East 147.68 feet to an iron pin (Pt. #21), thence North 11(Degree) 33' 00" West 130.88 feet to an iron pin (Pt. #22), thence North 09(Degree) 30' 00" East 66.93 feet to an iron pin (Pt. #23), corner to Tract #5, thence North 09(Degree) 30' 00" East 107.74 feet to the beginning and containing 15.67 acres more or less and being a combination of Tracts #1 through #7 as recorded in Deed Book 802, Page 415, and as shown on a plat attached hereto and made part of this description (See Map Cabinet No. 434-1).

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


                                    EXHIBIT B
                              PERMITTED EXCEPTIONS


1.       Real estate taxes for the year 1999, which are not yet due and payable.

2. Up conveyance of mineral interests and rights-of-ways from Great Scott Coal and Coke Company to Fred Tropf, dated October 14, 1916 and recorded October 25, 1916 in Deed Book 142, at Page 356, of the Monongalia County Records, West Virginia.

3. Sewer Pipeline Right-of-Way from Alexander H. Tait, et al. to The Town of Star City, dated June 19, 1917 and recorded September 11, 1918 in Deed Book 147, at Page 214, of the Monongalia County Records, West Virginia.

4. Telephone Communication System Right-of-Way from Alexander H. Tait, et al. to Chesapeake & Potomac Telephone Company, dated September 20, 1929 and recorded in Deed Book 232, at Page 329, of the Monongalia County Records, West Virginia.

5. Water Pipeline Right-of-Way from A..G. Tait, et al. to The Town of Star City, dated January 18, 1936 and recorded in Deed Book 278, at Page 31, of the Monongalia County Records, West Virginia.

6. Sewer Pipeline Right-of-Way from Alexander H. Tait, to The City of Morgantown, et al. dated October 21, 1927 and recorded in Deed Book 218, at Page 231, of the Monongalia County Records, West Virginia.

7. Storm and Sanitary Sewer Pipeline Right-of-Ways from Beach Coal Company to The City of Morgantown, dated February 1, 1965 and recorded February 22, 1965 in Deed Book 631, at Page 378, of the Monongalia County Records, West Virginia.

8. Ingress, Egress and Regress right-of way from Beach Coal Company to George R. Hazucha and Mary Hazucha, dated March 3, 1965 and recorded March 6, 1965 in Deed Book 631, at Page 632, of the Monongalia County Records, West Virginia.

9. Electric Distribution Easement from Earl C. Atkins, Jr. and Betty Joe Atkins to Monongahela Power Company, recorded August 24, 1965 in Deed Book 638, at Page 271, of the Monongalia County Records, West Virginia.

10. Electric Distribution System Right-of-Way Agreement from Beach Coal Company to Monongahela Power Company dated August 12, 1965 and recorded August 24, 1965 in Deed Book 638, at Page 277, of the Monongalia County Records, West Virginia.

11. Covenants and Restrictions along with a right-of-way from Industrial Avenue between Ella Leona Oates, et al. and Morgantown Plaza, Inc., dated June 3, 1966 and recorded June 29, 1966 in Deed Book 649, at Page 402, of the Monongalia County Records, West Virginia.

12. Pipeline Easement for water, oil, gas and other products from Beach Coal Company to Consolidated Gas Supply Corporation, recorded July 16, 1966 in Deed Book 650, at Page 309, of the Monongalia County Records, West Virginia.

13. Pipeline Easement for water, oil, gas and other products from Beach Coal Company to Consolidated Gas Supply Corporation, dated February 11, 1966 and recorded August 3, 1966 in Deed Book 651, at Page 172, of the Monongalia County Records, West Virginia.

14. Right-of-way for Ingress, Egress and Regress from Beach Coal Company to The Town of Star City, recorded in Deed Book 658, at Page 389, of the Monongalia County Records, West Virginia.

15. Pipeline Easement for water, oil, gas and other products from Morgantown Plaza, Inc., to Consolidated Gas Supply Corporation, recorded March 23, 1967 in Deed Book 659, at Page 99, of the Monongalia County Records, West Virginia.

16. Electric Distribution, Right-of-Way Agreement from Morgantown Plaza, Inc., to Monongahela Company, dated May 2, 1967 and recorded May 19, 1967 in Deed Book 661, at Page 295, of the Monongalia County Records, West Virginia.

17. Electric Distribution Easement from Morgantown Plaza, Inc., to Monongahela Power Company, dated July 11, 1968 and recorded August 23, 1968 in Deed Book 677, at Page 620, of the Monongalia County Records, West Virginia.

18. Pipeline Easement for water, oil, gas and other products from Morgantown Plaza, Inc., to Consolidated Gas Supply Corporation, dated October 13, 1968 and recorded December 11, 1968 in Deed Book 681, at Page 266, of the Monongalia County Records, West Virginia.

19. Electric Distribution Line Easement from Morgantown Plaza, Inc. to Monongahela Power Company, dated June 25, 1969 and recorded August 18, 1969 in Deed Book 689, at Page 238, of the Monongalia County Records, West Virginia.

20. Gas Pipeline Right-of-Way from Morgantown Plaza, Inc. to Consolidated Gas Supply Corporation, dated September 11, 1969 and recorded September 24, 1969 in Deed Book 690, at Page 460, of the Monongalia County Records, West Virginia.

21. Distribution Line Easement from Morgantown Plaza, Inc., to Monongahela Power Company, dated July 7, 1970 and recorded October 14, 1970 in Deed Book 701, at Page 473, of the Monongalia County Records, West Virginia.

22. Distribution Line Easement from Morgantown Plaza, Inc., to Monongahela Power Company, dated December 17, 1975 and recorded March 10, 1976 in Deed Book 772, at Page 34, of the Monongalia County Records, West Virginia.

23. Right-of-Way and Easement Agreement between Herbert Glimcher and The City of Morgantown acting by and through the Morgantown Sanitary Board, dated October 29, 1979 and recorded April 3, 1980 in Deed Book 837, at Page 33, of the Monongalia County Records, West Virginia.

24. Distribution Line Easement from Herbert Glimcher and Dine Glimcher, husband and wife, to Monongahela Power Company, dated August 27, 1980 and recorded September 26, 1980 in Deed Book 845, Page 88, of the Monongalia County Records, West Virginia.

25. Distribution Line Easement from Herbert Glimcher and Diane Glimcher, husband and wife, to Monongahela Power Company, dated October 5, 1984 and recorded November 1, 1984 in Deed Book 915, Page 353, of the Monongalia County Records, West Virginia.

26. Distribution Line Easement from Herbert Glimcher and Diane R. Glimcher, husband and wife, to Monongahela Power Company, dated November 14, 1985 and recorded January 22, 1986 in Deed Book 936, at Page 592, of the Monongalia County Records, West Virginia.

27. That certain Right-of-Way for an electrical distribution system as granted by Herbert Glimcher and Diane R. Glimcher, husband and wife, to Monongahela Power Company, a corporation, dated November 14, 1985 and recorded January 22, 1986 in Deed Book 936, at Page 594, of the Monongalia County Records, West Virginia.

28. Order of entry for Civil Action No. 89-P-89 between West Virginia Public Energy Authority vs. Herbert Glimcher, et al. recorded July 5, 1989 in Deed Book 996, at Page 271, of the Monongalia County Records, West Virginia.

29. Order of entry for Civil Action No. 89-P-89 between West Virginia Public Energy Authority, a Public corporation vs. Herbert Glimcher, et al. recorded September 25, 1989 in Deed Book 1001, at Page 217, of the Monongalia County Records, West Virginia.

30. Water Pipeline Right-of-Way and Easement from Herbert Glimcher to City of Morgantown, dated April 19, 1993 and recorded April 30, 1993 in Deed Book 1065, at Page 679, of the Monongalia County Records, West Virginia.

31.      Right of tenants as tenants only under any and all unrecorded leases.

32. Memorandum of Lease from Morgantown Plaza, Inc., Lessor and to Boron Oil Company, Lessee, dated August 22, 1967 and recorded December 1, 1967 in Deed Book 668, at Page 315, said Lease was assigned by B.P. Exploration & Oil Inc. to Go-Mart, Inc., by Assignment, dated January 2, 1992 and recorded January 27, 1992 in Book 31, at Page 616, of the Monongalia County Records, West Virginia.

33. Lease between Morgantown Plaza, Inc., Lessor and Boron Oil Company, Lessee, dated August 27, 1967 and recorded January 5, 1968 in Deed Book 669, at Page 281, said Lease was assigned from B.P. Exploration & Oil Inc. to Go-Mart, Inc. by Assignment, dated January 2, 1992 and recorded January 27, 1992 in Book 31, at Page 616, of the Monongalia County Records, West Virginia.

34. Subordination Agreement between Shoe Corporation of America, Lessee, Morgantown Plaza, Inc. Lessor and Dry Dock Savings Bank, dated March 1, 1968 and recorded March 15, 1968 in Deed Book 671, at Page 410, of the Monongalia County Records, West Virginia.

35. Memorandum of Lease between Morgantown Plaza, Inc., Lessor and Cinema 1 & 2, Inc., Lessee, dated January 27, 1970 and recorded March 12, 1970 in Deed Book 694, at Page 478, of the Monongalia County Records, West Virginia.

36. Subordination and Non-Disturbance Agreement between White Cross Stores, Inc. of West Virginia #13, as Lessee, Morgantown Plaza, Inc., as Lessor and Dry Dock Savings Bank, dated March 13, 1970 and recorded March 30, 1970 in Deed Book 695, at Page 67, of the Monongalia County Records, West Virginia.

37. Subordination Agreement between SCOA Industries, Inc., as Lessee, Morgantown Plaza, Inc., as Lessor; and Dry Dock Savings Bank, as Bank, dated April 3, 1970 and recorded April 13, 1970 in Deed Book 695, at Page 443, of the Monongalia County Records, West Virginia.

38. Amendment to Lease between Herbert Glimcher and Go-Mart, Inc., dated November 15, 1993 and recorded December 27, 1993 in Deed Book 1080, at Page 210, of the Monongalia County Records, West Virginia.

                                       20